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                                   SECOND AMENDMENT
                                          TO
             SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                          SHAMROCK LOGISTICS OPERATIONS, L.P.



         This Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Shamrock Logistics Operations, L.P. (the "OPERATING PARTNERSHIP") is entered into by and among Riverwalk Logistics, L.P., a Delaware limited partnership (the "GENERAL PARTNER"), as General Partner of the Partnership, and the Limited Partners of the Partnership, as hereinafter provided.

         WHEREAS, the General Partner and the other parties thereto entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of April 16, 2001 and the First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership effective as of April 16, 2001 (together, the "AGREEMENT");

         WHEREAS, Article XIII of the Agreement permits the General Partner to amend the Agreement to change the name of the Operating Partnership and to take certain other actions which, in the sole discretion of the General Partner, do not adversely affect the Limited Partners in any material respect, without the consent of Limited Partners.

         NOW THEREFORE, in order to change the name of the Operating Partnership and to reflect the change in name of the Partnership, the General Partner does hereby amend the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership as follows:

         1. The definition of "MLP" in Article I is hereby amended in its entirety to read as follows:

                " 'MLP' means Valero L.P."

         2. The definition of "Partnership" in Article I is hereby amended in its entirety to read as follows:

                " 'PARTNERSHIP' means Valero Logistics Operations, L.P., a Delaware limited partnership, and any successors thereto."

         3. The first sentence of Section 2.2 is hereby amended to read as follows:

                "The name of the Partnership shall be 'VALERO LOGISTICS OPERATIONS, L.P.' "

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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 7th day of January, 2002.


                                GENERAL PARTNER:

                                RIVERWALK LOGISTICS, L.P.

                                By:    Valero GP, LLC (formerly Shamrock
                                       Logistics GP, LLC), its General Partner



                                By: /s/ Curtis V. Anastasio
                                   ------------------------
                                Name:      Curtis V. Anastasio
                                Title:     President and Chief Executive Officer

                                LIMITED PARTNER:

                                VALERO, L.P.

                                By:    Riverwalk Logistics, L.P.
                                its General Partner

                                By:    Valero GP, LLC
                                its General Partner

                                By: /s/ Todd Walker
                                Name:  Todd Walker
                                Title: Corporate Secretary